UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2013

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In addition to his position as a ThermoGenesis board member, Mr. David Carter is Founder and President of DaCart Capital LLC, a private equity firm specializing in the life sciences and alternative energy markets. DaCart’s recent activity scale-up, including expanded international investment activities will require Mr. Carter’s full-time oversight. As such, Mr. Carter has tendered his resignation as a director of ThermoGenesis Corp. effective May 21, 2013. Mr. Carter had no disagreements with the Company on any matter relating to the Company’s operations, policies or practices. There are no severance terms, deferred compensation or other financial arrangements between Mr. Carter and the Company. Mr. Carter has made valuable contributions to the board and the Company during his tenure and the board thanks him for his service and wishes him well in his business endeavors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: May 28, 2013	/s/ Dan T. Bessey
Dan T. Bessey
Chief Financial Officer